Exhibit 99
Form Last Updated by the NYSE on January 4, 2010

NYSE Regulation

Domestic Company
Section 303A
Annual CEO Certification

As the Chief Executive Officer of CSX Corporation (CSX), and as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that as of the date hereof I am not aware of any violation by the Company of NYSE's corporate governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(b) and disclosed on Exhibit H to the Company's Domestic Company Section 303A Annual Written Affirmation.

This certification is:
      [x]         Without qualification
                                  or
     [   ]         With qualification

By: /s/ MICHAEL WARD

Print Name: Michael Ward

Title: Chairman of the Board, President and Chief Executive Officer

Date: June 4, 2012

Note: THE NYSE WILL NOT ACCEPT IF RETYPED, MODIFIED OR IF ANY TEXT IS DELETED. If you have any questions regarding applicability to your Company's circumstances, please call the Corporate Governance department prior to submission.

Date Submitted: June 5, 2012